FORM OF

State Street Institutional Investment Trust

100 Huntington Avenue

CPH0326

Boston, MA 02116

State Street Global Markets, LLC

State Street Financial Center

One Lincoln Street

Boston, MA 02111-2900.

June 19, 2014

Ladies and Gentlemen:

Reference is made to the Amended and Restated Distribution Agreement between the State Street Institutional Investment Trust (the “Trust”) and State Street Global Markets, LLC dated August 1, 2009 (the “Agreement”).

Pursuant to the Agreement, this letter is to provide notice of the creation of twenty-two additional series of the Trust (each, a “New Fund”, and collectively, the “New Funds”):

• State Street Strategic Real Return Fund	• State Street Target Retirement 2035 Fund

• State Street Target Retirement Fund	• State Street Target Retirement 2040 Fund

• State Street Target Retirement 2015 Fund	• State Street Target Retirement 2045 Fund

• State Street Target Retirement 2020 Fund	• State Street Target Retirement 2050 Fund

• State Street Target Retirement 2025 Fund	• State Street Target Retirement 2055 Fund

• State Street Target Retirement 2030 Fund	• State Street Target Retirement 2060 Fund

• State Street Global Equity ex-U.S. Index Fund	• State Street Global Equity ex-U.S. Index Portfolio

• State Street Equity 500 Index II Portfolio	• State Street Aggregate Bond Index Portfolio

• State Street Strategic Real Return Portfolio

Further, please be advised that the undersigned Trust has also established the following new share classes for the New Funds (except for the State Street Global Equity ex-U.S. Index Fund): Class A, Class C, Class I and Class K shares (the, “New Fund Share Classes”). Additionally, the Trust has also established Class A, Class I and Class K shares for each of the State Street Equity 500 Index Fund, State Street Global Equity ex-U.S. Index Fund and State Street Aggregate Bond Index Fund.

Additionally, please be advised that the undersigned Trust has also established the following new share classes as presented in the following chart (“New Money Fund Share Classes”):

Funds	New Share Classes
State Street Institutional Liquid Reserves Fund	Institutional, Investor, Administration

State Street Institutional U.S. Government Money Market Fund	Institutional, Investor, Administration, Class G

State Street Institutional Treasury Money Market Fund	Institutional, Investor, Administration

State Street Institutional Treasury Plus Money Market Fund	Institutional, Investor, Administration

State Street Institutional Tax Free Money Market Fund	Institutional, Investor, Administration

Additionally, the Trust is renaming the existing class of the State Street Institutional Liquid Reserves Fund, State Street Institutional Treasury Money Market Fund, State Street Institutional Treasury Plus Money Market Fund, State Street Institutional U.S. Government Money Market Fund and State Street Institutional Tax Free Money Market Fund Money Market Funds as presented in the following chart:

New Name	Old Name
Premier	Institutional

We request that you act as Distributor under the Agreement with respect to the New Funds, New Money Fund Share Classes and New Fund Share Classes.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one copy to the Trust and retaining one copy for your records.

Very truly yours,

State Street Institutional Investment Trust

By:
Ellen Needham, President

Accepted:

State Street Global Markets, LLC

By: